Exhibit 99

NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA LINE: (800) 796-8448

COUNTRYWIDE REPORTS 2007 FOURTH QUARTER & YEAR-END RESULTS

–– Continued Deterioration In Industry Environment Results In 2007 Fourth Quarter Net Loss Of $422 Million ––

–– Full Year Net Loss Of $704 Million, The Company’s First Annual Net Loss In More Than 30 Years ––

–– Board Announces $0.15 Dividend ––

CALABASAS, CA (January 29, 2008) – Countrywide Financial Corporation (NYSE: CFC) today reported a net loss of $422 million, or $0.79 per diluted share, for the fourth quarter ended December 31, 2007, which compares to net income of $622 million, or $1.01 per diluted share, for the fourth quarter of 2006.  For the full year, the Company reported a loss of $704 million, or $2.03 per diluted share, the Company’s first full-year net loss in more than 30 years.  This compares to net income of $2.7 billion, or $4.30 per diluted share for the twelve months ended December 31, 2006.  Excluding the impact of the below market strike price of the convertible preferred stock issued in the third quarter of 2007, the per share diluted loss for the 2007 full year was $1.30.(1)

Key quarterly results include the following:

Table 1

	Quarter Ended			Year Ended
($ in millions, except per share amounts)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Consolidated Company
Net (Loss) Earnings	$(422)	$(1,201)	$622	$(704)	$2,675
Diluted (Loss) Earnings per Share	$(0.79)	$(2.85)	$1.01	$(2.03)	$4.30
Shareholders’ Equity	$14,656	$15,252	$14,318
Total Assets	$211,730	$209,236	$199,946
Key Segment Pre-tax (Loss) Earnings
Mortgage Banking	$(623)	$(1,314)	$453	$(1,517)	$2,062
Banking	$(279)	$(407)	$343	$(269)	$1,380
Capital Markets	$118	$(344)	$99	$15	$554
Insurance	$172	$150	$75	$601	$320
Key Operating Statistics ($ in billions)
Total Loan Fundings	$69	$96	$124	$416	$468
Ending Loan Servicing Portfolio	$1,476	$1,459	$1,298
Ending Assets of Banking Operations	$113	$105	$83

“While considerably improved from the previous quarter, Countrywide’s results for the fourth quarter of 2007 were adversely impacted by further credit deterioration across the industry and continued illiquidity in the secondary mortgage markets,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.

(1) If the strike price of the convertible preferred stock is less than the market price at the time of issuance, then the aggregate difference is treated as a dividend in the numerator for the diluted EPS calculation.  This increased the Company’s loss per fully diluted share by $0.73 from $(1.30) to $(2.03).  This information is provided to facilitate the comparison to prior periods’ earnings per diluted share.

Investor Relations	1
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“These factors resulted in increased charges associated with the building of higher loss reserves on our residential loan portfolio as well as impairment related to HELOC securitizations that exceeded those previously anticipated by the Company,” noted Mozilo. “These increased credit-related costs impacted our Mortgage Banking and Banking Operations segments, both of which incurred pre-tax losses for the quarter.  Our Insurance segment performed exceptionally well, increasing pre-tax earnings 15 percent from the third quarter to $172 million and delivering record pre-tax earnings of $601 million for the full year.  Our Capital Markets business returned to profitability, aided by fourth quarter income in the amount of $104 million which partially reversed losses of $150 million recorded in the prior quarter primarily on previously securitized loans that qualified for sales accounting under SFAS 140 in this quarter.

 “During this unprecedented worldwide financial crisis, our employees performed in an exemplary manner and I would like to express my sincere appreciation for their heroic efforts,” Mozilo concluded.  “Despite this crisis, our team never lost sight of the task at hand, as we funded over two million loans in 2007 while at the same time providing exceptional service for the nine million loans in our servicing portfolio.  In addition, the Countrywide team successfully accelerated the transition of our loan origination structure into Countrywide Bank.  Also, we quickly responded to the industry-wide foreclosure crisis by being first to the table with a solution – a $16 billion home retention initiative.  In 2007 alone, the Countrywide team helped more than 80,000 borrowers retain their homes, with 69 percent of these efforts specifically related to loan modifications.  Our customers, business partners and shareholders should take comfort in knowing that the Countrywide team is dedicated to preserving as well as increasing homeownership.”

SIGNIFICANT FOURTH QUARTER MATTERS

Credit-Related Costs

Increased estimates of future defaults and charge-offs resulted in higher credit costs during the fourth quarter of 2007 and were attributable to greater than expected increases in delinquency rates during the quarter and worsening housing market conditions.  The credit-related costs impacting fourth quarter results are as follows:

 –– Provision for credit losses of $924 million, compared to $937 million last quarter and $73 million in the fourth quarter of 2006.  The provision for credit losses was approximately 3.3 times charge-offs of $283 million during the quarter.  As a result, the reserve for credit losses increased to $1.9 billion at the end of the year, up from $1.2 billion at the end of the third quarter of 2007 and $269 million at the end of the fourth quarter of 2006.

–– Impairment of Credit-Sensitive Residuals of $831 million, compared to impairment of $690 million last quarter and $30 million in the fourth quarter of 2006.  Fourth quarter 2007 impairment primarily related to the Company’s retained interests from prime junior-lien home equity securitizations.

Investor Relations	2
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Inventory Valuation Adjustments

During the quarter, the disruption in the capital markets and a severe lack of liquidity for non-agency mortgage assets persisted and credit spreads on those assets continued to widen. As a result, approximately $7.0 billion of non-agency loans were moved to the Company’s held-for-investment (HFI) portfolio and the Company incurred losses of approximately $394 million primarily related to the write-down of such loans prior to transfer to the HFI portfolio.

Restructuring Charges

Weakness in the housing market and tightening in the mortgage credit market substantially reduced industry and Countrywide origination volume in 2007 and these factors are expected to continue to impact volumes throughout 2008.  As a result, Countrywide has reduced its headcount by approximately 11,000 people since July 2007.  Total restructuring charges taken in 2007 amounted to $145 million, of which $87 million was recorded in the fourth quarter.

DIVIDEND DECLARATION

Countrywide’s Board of Directors declared a dividend of $1,812.50 per share on its Series B preferred stock.  The preferred stock dividend is payable on February 15, 2008.  Countrywide’s Board of Directors also declared a $0.15 dividend on its common shares.  The common stock dividend is payable on February 29, 2008 to shareholders of record on February 12, 2008.

BUSINESS SEGMENT PERFORMANCE

Mortgage Banking –– Loan Production

The Loan Production sector is comprised of the following distribution channels:  consumer-direct lending through Countrywide’s 755 retail home loan offices, call center operations and the Internet; wholesale lending through a network of mortgage brokers; and correspondent lending which buys closed loans from other financial institutions such as independent mortgage companies, commercial banks, savings and loans and credit unions.   The sector also includes the mortgage banking activities of Countrywide Bank.

Investor Relations	3
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Table 2

Loan Production Sector
Results of Operations (1)	Quarter Ended			Year Ended
($ in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Gain (loss) on sale of loans	$332	$(438)	$1,263	$2,220	$4,898
Net warehouse spread	22	116	136	376	511
Miscellaneous income	66	47	48	165	240
Total revenues	421	(276)	1,447	2,761	5,649
Operating expenses	(781)	(913)	(901)	(3,494)	(3,782)
Allocated corporate expenses	(89)	(126)	(124)	(452)	(556)
Total expenses	(869)	(1,039)	(1,025)	(3,946)	(4,338)

Total Loan Production sector pre-tax (loss) earnings	$(448)	$(1,315)	$421	$(1,185)	$1,311

Total Mortgage Banking loan funding volume	$61,155	$90,351	$117,745	$385,141	$421,084

(1) Numbers may not total exactly due to rounding.

The Loan Production sector incurred a pre-tax loss of $448 million in the fourth quarter, compared to a pre-tax loss of $1.3 billion last quarter and pre-tax earnings of $421 million in the fourth quarter of 2006.  The fourth quarter of 2007 improved from the third quarter in large part as a result of a reduced impact from net inventory valuations and pipeline write-downs, as these factors equated to $428 million in the fourth quarter as compared to $691 million in the third quarter of 2007.

In addition to the net inventory valuations and pipeline write-downs, fourth quarter profitability was also impacted by a substantial decrease in loan production to $61 billion, compared to $90 billion last quarter and $118 billion in the fourth quarter of 2006.  This decline reflects a smaller origination market, which is largely attributable to the tightening of underwriting and loan program guidelines throughout the industry, as well as economic conditions and the lack of liquidity for non agency-eligible loans.  Gain on sale revenue was up substantially from the third quarter of 2007 (principally a result of fewer write-downs and valuation adjustments), but down 74 percent from the same quarter last year.  The decline in year-over-year gain on sale revenue primarily resulted from a reduction in the revenue across all product categories.  However, as a percentage of loans sold, prime gain-on-sale margins, which include inventory write-downs, increased to 0.99 percent for the fourth quarter, up from 0.27 percent in the third quarter of 2007 and 0.93 percent in the fourth quarter of 2006.

The Loan Production sector was also negatively impacted in the fourth quarter by a reduction in net warehouse spread, resulting from fewer loans in inventory as well as lower inventory yield.  Operating expenses on an absolute basis declined from the third quarter, but increased as a percentage of loan production to 1.28 percent from 1.01 percent in the third quarter.

Mortgage Banking –– Loan Servicing

The Loan Servicing sector reflects the performance of mortgage servicing rights (MSRs) and retained interests associated with Countrywide’s owned servicing portfolio.  Countrywide also manages a financial hedge within the Loan Servicing sector to mitigate negative valuation changes in MSRs and retained interests.

Investor Relations	4
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

The table below summarizes the Loan Servicing sector results of operations.

Table 3

	Quarter Ended (3)			Year Ended (3)
($ in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Servicing earnings before valuation of credit-sensitive retained interests	$644	$681	$39	$1,835	$755
Impairment of credit-sensitive retained interests, net of hedge	(842)	(707)	(30)	(2,276)	(95)
Total Loan Servicing sector pre-tax (loss) earnings	$(198)	$(27)	$9	$(441)	$660

Servicing fees and other revenue	$1,660	$1,702	$1,576	$6,686	$5,808
Realization of expected MSR cash flows	(659)	(696)	(784)	(3,012)	(2,932)
Operating revenues	1,001	1,006	792	3,674	2,877

Direct expenses	(244)	(223)	(188)	(849)	(743)
Allocated corporate expenses	(16)	(19)	(20)	(73)	(86)
Total expenses	(260)	(242)	(208)	(922)	(829)

Operating earnings	741	764	584	2,752	2,048

Change in fair value of MSRs (1)	(1,621)	(858)	(186)	(1,161)	(16)
MSR hedge gain (loss) (1) (2)	1,986	1,201	(141)	1,644	(614)
MSR valuation changes, net of MSR hedge (1)	365	343	(328)	483	(630)

Impairment of credit-sensitive retained interests (“credit residuals”)	(831)	(690)	(30)	(2,304)	(95)
Hedge (loss) gain (2)	(10)	(18)	-	28	-
Valuation of credit residuals, net of hedge	(842)	(707)	(30)	(2,276)	(95)

Interest expense	(462)	(426)	(218)	(1,400)	(663)

Total Loan Servicing sector pre-tax (loss) earnings	$(198)	$(27)	$9	$(441)	$660

Average servicing portfolio ($ in billions)	$1,456	$1,432	$1,261	$1,394	$1,188
MSR portfolio capitalization rate	1.40%	1.51%	1.38%
Prepayment speed (CPR)	17.9%	18.1%	21.0%
Carrying value of credit residuals ($ in billions)	$0.7	$0.9	$2.1

(1) Includes other non credit-sensitive retained interests, predominately interest-only securities.

(2) For quarter and year ended 12/31/06, hedge gain (loss) is not allocated between MSRs and credit sensitive residuals, and as a result, the entire hedge gain (loss) is reflected in the MSR hedge gain (loss).

(3) Numbers may not total exactly due to rounding.

Before the impact of valuation adjustments to credit-sensitive retained interests, Loan Servicing sector pre-tax earnings were $644 million during the fourth quarter of 2007 compared to $681 million and $39 million in the third quarter of 2007 and fourth quarter of 2006, respectively.

Operating earnings for the sector were $741 million in the fourth quarter of 2007, which compares to $764 million in the third quarter of 2007 and $584 million in the fourth quarter of 2006.  The valuation change of MSRs, net of servicing hedge performance, improved to $365 million in the quarter, despite a 55 basis point reduction in the 10-year U.S. Treasury yield during the quarter.  This compares to valuation changes of MSRs, net of hedge

Investor Relations	5
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

performance, of $343 million and a negative $328 million in the prior quarter and year-over-year quarter, respectively.

Offsetting improved operating earnings and MSR asset performance, Loan Servicing sector results were negatively impacted by impairment charges of $831 million applicable to the Company’s credit-sensitive retained interests and primarily the retained interests for home equity securitizations.  The impairment on retained interests was driven by worsening delinquency trends, revisions to estimates of future home price declines, and resulting increases in estimates of future defaults and credit losses. The write-downs and provisions for anticipated losses during the quarter were primarily applicable to home equity retained interests.

Under the terms of the Company’s home equity line of credit securitizations, Countrywide makes advances to borrowers when they request a subsequent draw on their line of credit and Countrywide is reimbursed for those advances from the cash flows in the securitization.  This reimbursement normally occurs within a short period after the advance.  However, in the event that loan losses requiring draws on monoline insurer’s policies (which protect the bondholders in the securitization) exceed a specified threshold or duration, these reimbursements occur only after other parties in the securitization (including the senior bondholders and the monoline insurer) have received all of the cash flows to which they are entitled.  This status, known as rapid amortization, has the effect of extending the time period for which the Company’s advances are outstanding, and may result in Countrywide not receiving reimbursement for all of the funds advanced.  During the fourth quarter of 2007, Countrywide recorded impairment losses of $704 million related to estimated future draw obligations on the securitization deals that have entered or are expected to enter rapid amortization status.  The aggregate carrying value of the Company’s investments in credit-sensitive residuals at December 31, 2007 was $736 million, compared to $907 million at September 30, 2007 and $2.1 billion at December 31, 2006.   The liability for losses applicable to future draw advances at December 31, 2007 was $704 million.

Banking

The Banking segment includes Banking Operations (primarily the fee and investment activities of Countrywide Bank, FSB) and Countrywide Warehouse Lending, a provider of mortgage inventory financing to independent mortgage bankers.

Table 4

Banking Segment Results of Operations

	Quarter Ended (2)			Year Ended
($ in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Banking Operations	$(262)	$(389)	$346	$(220)	$1,384
Countrywide Warehouse Lending	5	-	13	25	56
Allocated corporate expenses	(23)	(18)	(16)	(74)	(60)
Total Banking segment pre-tax (loss) earnings	$(279)	$(407)	$343	$(269)	$1,380

Investor Relations	6
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Table 5

	Quarter Ended (2)			Year Ended (2)
($ in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Banking Operations:
Net interest income	$627	$530	$480	$2,118	$1,796
Provision for credit losses	(688)	(784)	(65)	(1,848)	(157)
Non-interest income	11	27	38	129	148
Mortgage insurance expense	(23)	(26)	(21)	(92)	(46)
Other non-interest expense	(189)	(136)	(85)	(526)	(356)
Banking Operations pre-tax (loss) earnings	$(262)	$(389)	$346	$(220)	$1,384

Other statistics:
Total assets	$113,057	$105,177	$82,775
Total deposits (1)	$61,184	$59,741	$55,987
Loan portfolio, net	$85,988	$79,313	$73,482
Net charge-offs	$192	$126	$14	$460	$34
Allowance for credit losses	$1,623	$1,127	$237

(1) Includes intercompany deposits

(2) Numbers may not total exactly due to rounding

During the fourth quarter of 2007, Banking Operations incurred a pre-tax loss of $262 million, compared to a pre-tax loss of $389 million last quarter and pre-tax income of $346 million in the fourth quarter of 2006.  The loss in the current quarter was primarily driven by a $688 million provision for credit losses.  The credit loss provision in the fourth quarter was down from the third quarter provision of $784 million, but was higher than previously anticipated due to worsening of housing market conditions and delinquency trends during the quarter, and higher resulting future charge-off estimates.  During the fourth quarter of 2007, net charge-offs in Banking Operations were $192 million, which compares to $126 million in the third quarter of 2007 and $14 million in the fourth quarter of 2006.  The allowance for credit losses in the Banking Operations sector at December 31, 2007 grew to $1.6 billion from $1.1 billion at September 30, 2007.  This reserve is supplemented by credit enhancement covering 68 percent of the pay option ARM portfolio and 11 percent of the home equity portfolio as of December 31, 2007.  Operating expenses increased at the Bank, as 91 percent of Countrywide’s total originations were funded through the Bank in the fourth quarter as compared to 70 percent in the third quarter.

The growth in the Banking Operations’ HFI loan portfolio was $7.2 billion in the fourth quarter, which resulted in an increase in net interest income of $98 million.  Strong retail deposit growth in the fourth quarter of 2007 resulted in a 30 percent increase in retail deposits from the third quarter of 2007.   During the fourth quarter, the Bank opened 44 new Financial Centers, bringing its total to 194 at December 31, 2007.

Capital Markets

The Capital Markets segment includes a registered securities broker-dealer, a distressed-asset manager, a commercial real estate finance group and related businesses.  Financial results for the Capital Markets segment are noted below:

Investor Relations	7
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Table 6

	Quarter Ended			Year Ended
($ in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006

Gain (loss) on sale	$119	$(300)	$141	$189	$717
Pre-tax earnings (loss)	$118	$(344)	$99	$15	$554
Conduit loans sold	$1,687	$4,907	$12,031	$21,877	$62,922

The pre-tax earnings in the Capital Markets segment were $118 million in the fourth quarter, which compares to a pre-tax loss of $344 million last quarter and pre-tax earnings of $99 million in the fourth quarter of 2006.  Fourth quarter results were favorably impacted by a positive change in gain on sale of $419 million from the third quarter of 2007.  The improvement in gain on sale was aided by income in the amount of $104 million which partially reversed losses of $150 million recorded in the prior quarter primarily on previously securitized loans that qualified for sales accounting under SFAS 140 this quarter.

Insurance

Countrywide’s Insurance segment includes Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; and Balboa Reinsurance Company, a captive mortgage guaranty reinsurance company.

Table 7

Insurance Segment Pre-tax Earnings	Quarter Ended			Year Ended
($ in millions)	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Balboa Reinsurance Company	$76	$68	$56	$332	$216
Balboa Life & Casualty	105	89	29	302	138
Allocated corporate expenses	(9)	(7)	(10)	(33)	(34)
Total Insurance segment pre-tax earnings	$172	$150	$75	$601	$320

For the fourth quarter of 2007, Insurance segment pre-tax earnings were $172 million, compared to $150 million last quarter and $75 million in the fourth quarter of 2006.  The fourth quarter results were modestly impacted by a charge of $19 million related to the Southern California wildfires.  Earnings growth at both the mortgage reinsurance and life & casualty businesses was primarily driven by continued growth in net earned premiums.

EARNINGS WEBCAST

Given the pending merger with Bank of America, announced January 11, 2008, Countrywide will not hold a webcast  or conference call to discuss quarterly results.

Investor Relations	8
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

ABOUT COUNTRYWIDE

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: lack of or further reduced access to corporate debt markets or other sources of liquidity; additional disruptions in the secondary mortgage market; increased credit losses due to downward trends in the economy and in the real estate market, including as a result of continued increases in the delinquency rates of borrowers; adverse changes in the Company’s credit ratings, including any downgrade that causes the Company to lose its investment grade credit rating; continued increases in credit exposure resulting from the Company’s decision to retain more loans in its portfolio of loans held for investment; competitive conditions in each of the Company’s business segments; unexpected changes in general business, economic, market and political conditions in the United States; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; unforeseen cash or capital requirements; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

(tables follow)

Investor Relations	9
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

10-10-10

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
(in thousands, except per share data)	2007	2006	Change	2007	2006	Change
	(unaudited)			(unaudited)	(audited)
Revenues
Gain on sale of loans and securities	$425,781	$1,419,318	(70%)	$2,434,723	$5,681,847	(57%)

Interest income	3,055,129	3,328,545	(8%)	13,161,865	12,056,043	9%
Interest expense	(2,346,306)	(2,590,063)	(9%)	(10,287,800)	(9,133,682)	13%
Net interest income	708,823	738,482	(4%)	2,874,065	2,922,361	(2%)
Provision for loan losses	(907,029)	(70,815)	1,181%	(2,286,183)	(233,847)	878%
Net interest (expense) income after provision for loan losses	(198,206)	667,667	N/M	587,882	2,688,514	(78%)

Loan servicing fees and other income from mortgage servicing rights and retained interests	1,465,620	1,324,963	11%	5,716,443	4,960,550	15%
Realization of expected cash flows from mortgage servicing rights	(658,968)	(784,258)	(16%)	(3,012,336)	(2,932,741)	3%
Change in fair value of mortgage servicing rights	(1,486,000)	(143,149)	938%	(1,085,419)	171,242	N/M
Impairment of retained interests	(966,500)	(73,677)	1,212%	(2,380,876)	(284,690)	736%
Servicing Hedge gains (losses)	1,975,221	(141,115)	N/M	1,671,937	(613,706)	N/M
Net loan servicing fees and other income from mortgage servicing rights and retained interests	329,373	182,764	80%	909,749	1,300,655	(30%)

Net insurance premiums earned	447,052	306,640	46%	1,523,534	1,171,433	30%
Other	153,230	182,080	(16%)	605,549	574,679	5%
Total revenues	1,157,230	2,758,469	(58%)	6,061,437	11,417,128	(47%)

Expenses
Compensation	906,845	1,016,559	(11%)	4,165,023	4,373,985	(5%)
Occupancy and other office	308,522	265,845	16%	1,126,226	1,030,164	9%
Insurance claims	167,835	120,336	39%	525,045	449,138	17%
Advertising and promotion	83,859	65,781	27%	321,766	260,652	23%
Other	398,234	305,411	30%	1,233,651	969,054	27%
Total expenses	1,865,295	1,773,932	5%	7,371,711	7,082,993	4%

(Loss) earnings before income taxes	(708,065)	984,537	N/M	(1,310,274)	4,334,135	N/M
(Benefit) provision for income taxes	(286,171)	362,956	N/M	(606,736)	1,659,289	N/M

NET (LOSS) EARNINGS	$(421,894)	$621,581	N/M	$(703,538)	$2,674,846	N/M

(Loss) Earnings per Share:
Basic	$(0.79)	$1.04	N/M	$(2.03)	$4.42	N/M
Diluted	$(0.79)	$1.01	N/M	$(2.03)	$4.30	N/M

Weighted Average Shares Outstanding:
Basic	577,370	598,940	(4%)	581,025	605,143	(4%)
Diluted	577,370	614,482	(6%)	581,025	622,298	(7%)

(more)

11-11-11

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	%
(in thousands, except share data)	2007	2006	Change
	(unaudited)	(audited)
Assets
Cash	$8,810,399	$1,407,000	526%
Mortgage loans held for sale	11,681,274	31,272,630	(63%)
Trading securities owned, at fair value	14,988,780	20,036,668	(25%)
Trading securities pledged as collateral, at fair value	6,838,044	1,465,517	367%
Securities purchased under agreements to resell, securities borrowed and federal funds sold	9,640,879	27,269,897	(65%)
Loans held for investment, net of allowance for loan losses of $1,843,688 and $261,054, respectively	98,556,516	78,085,757	26%
Investments in other financial instruments, at fair value	28,173,281	12,769,451	121%
Mortgage servicing rights, at fair value	18,958,180	16,172,064	17%
Premises and equipment, net	1,564,438	1,625,456	(4%)
Other assets	12,518,270	9,841,790	27%

Total assets	$211,730,061	$199,946,230	6%

Liabilities
Deposit liabilities	$60,200,599	$55,578,682	8%
Securities sold under agreements to repurchase and federal funds purchased	18,218,162	42,113,501	(57%)
Trading securities sold, not yet purchased, at fair value	4,092,374	3,325,249	23%
Notes payable	97,227,413	71,487,584	36%
Accounts payable and accrued liabilities	13,152,099	8,187,605	61%
Income taxes payable	4,183,543	4,935,763	(15%)

Total liabilities	197,074,190	185,628,384	6%

Commitments and contingencies	-	-	-

Shareholders’ Equity
Preferred stock, par value $0.05 - authorized, 1,500,000 shares; issued and outstanding at December 31, 2007, 20,000 shares of 7.25% Series B non-voting convertible cumulative shares with a total liquidation preference of $2,000,000	1	-	N/M
Common stock, par value $0.05 - authorized, 1,000,000,000 shares; issued, 578,881,566 shares and 585,466,719 shares at December 31, 2007 and 2006, respectively; outstanding, 578,434,243 shares and 585,182,298 shares at December 31, 2007 and 2006, respectively	28,944	29,273	(1%)
Additional paid-in capital	4,155,724	2,154,438	93%
Retained earnings	10,644,511	12,151,691	(12%)
Accumulated other comprehensive loss	(173,309)	(17,556)	887%

Total shareholders’ equity	14,655,871	14,317,846	2%

Total liabilities and shareholders’ equity	$211,730,061	$199,946,230	6%

(more)

12-12-12

COUNTRYWIDE FINANCIAL CORPORATION

LOANS HELD FOR INVESTMENT, NET, OTHER ASSETS AND

 MORTGAGE SERVICING RIGHTS

	December 31,	December 31,	%
(in thousands)	2007	2006	Change
	(unaudited)	(audited)
Loans Held for Investment, Net
Mortgage loans	$91,557,484	$72,295,979	27%
Defaulted FHA-insured and VA-guaranteed loans repurchased from securities	2,691,563	1,761,170	53%
Warehouse lending advances secured by mortgage loans	887,134	3,185,248	(72%)
	95,136,181	77,242,397	23%

Premiums and discounts and deferred loan origination fees and costs, net	(363,560)	1,104,414	N/M
Allowance for loan losses	(1,843,688)	(261,054)	606%

	92,928,933	78,085,757	19%
Mortgage loans held in SPEs	5,627,583	-	N/M
Total loans held for investment, net	$98,556,516	$78,085,757	26%

Other Assets
Reimbursable servicing advances, net	$3,981,703	$2,170,891	83%
Investments in Federal Reserve Bank and Federal Home Loan Bank stock	2,172,987	1,433,070	52%
Margin accounts	1,192,689	118,254	909%
Interest receivable	932,477	997,854	(7%)
Real estate acquired in settlement of loans	807,843	251,163	222%
Receivables from custodial accounts	387,509	719,048	(46%)
Capitalized software, net	385,276	367,055	5%
Prepaid expenses	374,943	320,597	17%
Cash surrender value of assets held in trust for deferred compensation plans	307,902	372,877	(17%)
Cash surrender value of Company-owned life insurance	229,835	5,894	N/M
Securities broker-dealer receivables	203,206	1,605,502	(87%)
Mortgage guaranty insurance tax and loss bonds	165,066	128,293	29%
Receivables from sale of securities	98,021	284,177	(66%)
Restricted cash	86,078	238,930	(64%)
Other assets	1,192,735	828,185	44%

Total other assets	$12,518,270	$9,841,790	27%

Mortgage Servicing Rights, at Fair Value
Balance at beginning of year	$16,172,064	$12,610,839
Remeasurement to fair value upon adoption of SFAS 156	-	109,916
Fair Value at beginning of year	16,172,064	12,720,755	27%
Additions:
Servicing resulting from transfers of financial assets	6,687,561	6,063,170	10%
Purchases of servicing assets	196,310	149,638	31%
Total additions	6,883,871	6,212,808	11%
Change in fair value:
Due to changes in valuation inputs or assumptions used in valuation model (1)	(1,085,419)	171,242	N/M
Other changes in fair value (2)	(3,012,336)	(2,932,741)	3%

Balance at end of year	$18,958,180	$16,172,064	17%

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, primarily due to changes in interest rates.
(2)	Represents changes due to realization of expected cash flows.

(more)

13-13-13

COUNTRYWIDE FINANCIAL CORPORATION

INVESTMENTS IN OTHER FINANCIAL INSTRUMENTS, AT FAIR VALUE

	December 31,	December 31,	%
(in thousands)	2007	2006	Change
	(unaudited)	(audited)
Securities accounted for as available-for-sale:
Prime agency mortgage-backed securities	$2,944,210	$2,141,079	38%
Prime non-agency mortgage-backed securities	16,328,280	4,865,847	236%
Subprime mortgage-backed securities	35	860	(96%)
Municipal bonds	419,540	412,886	2%
Obligations of U.S. Government-sponsored enterprises	255,205	776,717	(67%)
U.S. Treasury Securities	92,900	168,313	(45%)
Other	74,643	2,858	N/M
Subtotal	20,114,813	8,368,560	140%

Interests retained in securitization – non credit-sensitive:
Mortgage-backed pass-through securities	37,848	1,382	2,639%
Prime interest-only and principal-only securities	256,832	279,375	(8%)
Prepayment penalty bonds	9,516	52,697	(82%)
Total interests retained in securitization – non credit-sensitive	304,196	333,454	(9%)

Interests retained in securitization – credit-sensitive:
Prime residual securities	8,026	1,435	459%
Prime home equity retained interests	84,969	185,112	(54%)
Prime home equity interest-only securities	9,143	7,021	30%
Subprime interest-only securities	20,918	3,757	457%
Subprime residuals and other related securities	8,852	152,745	(94%)
Total interests retained in securitization – credit-sensitive	131,908	350,070	(62%)
Total securities accounted for as available-for-sale	20,550,917	9,052,084	127%

Securities accounted for as trading:
Interests retained in securitization – non credit-sensitive:
Mortgage-backed pass-through securities	594,304	-	N/M
Prime interest-only and principal-only securities	745,160	549,635	36%
Prepayment penalty bonds	70,401	90,666	(22%)
Interest rate swaps	50	2,490	(98%)
Total interests retained in securitization – non credit-sensitive	1,409,915	642,791	119%

Interests retained in securitization – credit-sensitive:
Prime residual securities	12,531	11,321	11%
Prime home equity retained interests	328,569	1,291,509	(75%)
Prime home equity interest-only securities	-	22,467	(100%)
Subprime residuals and other related securities	263,278	388,963	(32%)
Total interests retained in securitization – credit-sensitive	604,378	1,714,260	(65%)

Servicing hedge principal-only securities	908,358	-	N/M
Other	72,685	-	N/M
Total securities accounted for as trading	2,995,336	2,357,051	27%

Hedging and mortgage pipeline derivatives:
Mortgage loans held for sale and pipeline related	439,995	78,066	464%
Mortgage servicing related	3,239,076	837,908	287%
Notes payable related	947,957	444,342	113%
Total investments in other financial instruments	$28,173,281	$12,769,451	121%

(more)

14-14-14

COUNTRYWIDE FINANCIAL CORPORATION

NOTES PAYABLE

	December 31,	December 31,	%
(in thousands)	2007	2006	Change
	(unaudited)	(audited)

Asset-backed commercial paper	$-	$7,721,278	(100%)
Unsecured commercial paper	-	6,717,794	(100%)
Secured revolving lines of credit	1,547,648	2,174,171	(29%)
Unsecured revolving lines of credit	11,480,000	-	N/M
Borrowings from the Federal Reserve Bank	750,000	-	N/M
Secured overnight bank loans	-	105,049	(100%)
Unsecured bank loans	-	130,000	(100%)
Federal Home Loan Bank advances	47,675,000	28,150,000	69%

Medium-term notes:
Floating-rate	10,779,722	13,155,231	(18%)
Fixed-rate	8,221,445	9,783,881	(16%)
	19,001,167	22,939,112	(17%)

Asset-backed secured financing	9,453,478	241,211	3,819%
Convertible debentures	4,000,000	-	N/M
Junior subordinated debentures	2,219,511	2,232,334	(1%)
Subordinated debt	1,067,010	1,027,797	4%
Other	33,599	48,838	(31%)
	$97,227,413	$71,487,584	36%

(more)

15-15-15

COUNTRYWIDE FINANCIAL CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
(dollar amounts in millions)	2007	2006	Change	2007	2006	Change

Production by segment:
Mortgage Banking	$61,155	$117,745	(48%)	$385,141	$421,084	(9%)
Banking Operations	7,205	1,443	399%	18,090	23,759	(24%)
Capital Markets - conduit acquisitions	116	2,716	(96%)	5,003	17,658	(72%)
Total Mortgage Loan Fundings	68,476	121,904	(44%)	408,234	462,501	(12%)
Commercial real estate	686	2,362	(71%)	7,400	5,671	30%
Total Loan Fundings	$69,162	$124,266	(44%)	$415,634	$468,172	(11%)

Number of loans produced	359,540	642,858	(44%)	2,169,096	2,507,051	(13%)

Loan closing services (units):
Number of credit reports, flood determinations, appraisals, automated property valuation services, title reports, default title orders, other title and escrow services, and home inspections	10,942,598	5,391,256	103%	31,346,784	22,930,682	37%

	December 31,		%
	2007	2006	Change
Mortgage loan pipeline
(loans-in-process)	$35,061	$57,217	(39%)

Loan servicing portfolio (1)	$1,476,203	$1,298,394	14%

Number of loans serviced (1)	9,034,763	8,198,873	10%

MSR portfolio (2)	$1,355,492	$1,174,874	15%

Assets of Banking Operations	$113,057	$82,775	37%

(1)	Includes loans held for sale, loans held for investment and loans serviced for others, including those under subservicing agreements.
(2)	Represents loan servicing portfolio reduced by loans held for sale, loans held for investment and subservicing.

(more)

16-16-16

COUNTRYWIDE FINANCIAL CORPORATION

QUARTERLY SEGMENT ANALYSIS

(Unaudited)

	Quarter Ended December 31, 2007
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain (loss) on sale of loans and securities	$332,442	$-	$-	$332,442	$(22,203)	$118,507	$-	$-	$(2,965)	$425,781
Net interest income (expense) after provision for loan losses	22,496	(293,997)	3,313	(268,188)	(35,419)	62,426	26,573	2,075	14,327	(198,206)
Net loan servicing fees (1)	-	351,415	-	351,415	-	2,761	16	-	(24,819)	329,373
Net insurance premiums earned	-	-	-	-	-	-	447,052	-	-	447,052
Other revenue (2)	66,255	43,231	80,868	190,354	34,555	9,403	19,674	35,633	(136,389)	153,230
Total revenues	421,193	100,649	84,181	606,023	(23,067)	193,097	493,315	37,708	(149,846)	1,157,230
Expenses	869,485	298,540	61,466	1,229,491	255,978	75,456	321,332	28,960	(45,922)	1,865,295

(Loss) earnings before income taxes	$(448,292)	$(197,891)	$22,715	$(623,468)	$(279,045)	$117,641	$171,983	$8,748	$(103,924)	$(708,065)

	Quarter Ended December 31, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain (loss) on sale of loans and securities	$1,263,360	$(5)	$-	$1,263,355	$-	$140,758	$-	$-	$15,205	$1,419,318
Net interest income after provision for loan losses	135,673	22,847	3,025	161,545	433,250	54,292	15,094	1,231	2,255	667,667
Net loan servicing fees (1)	-	192,615	-	192,615	-	1,349	(339)	1	(10,862)	182,764
Net insurance premiums earned	-	-	-	-	-	-	306,640	-	-	306,640
Other revenue (2)	47,610	17,786	77,234	142,630	40,483	17,962	29,791	26,638	(75,424)	182,080
Total revenues	1,446,643	233,243	80,259	1,760,145	473,733	214,361	351,186	27,870	(68,826)	2,758,469
Expenses	1,025,145	224,596	57,078	1,306,819	130,612	115,123	276,086	15,667	(70,375)	1,773,932

Earnings before income taxes	$421,498	$8,647	$23,181	$453,326	$343,121	$99,238	$75,100	$12,203	$1,549	$984,537

(1)   Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)   Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(more)

17-17-17

COUNTRYWIDE FINANCIAL CORPORATION

YEAR-TO-DATE SEGMENT ANALYSIS

(Unaudited)

	Year Ended December 31, 2007
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain (loss) on sale of loans and securities	$2,220,164	$-	$-	$2,220,164	$(22,203)	$188,743	$-	$-	$48,019	$2,434,723
Net interest income (expense) after provision for loan losses	375,820	(572,131)	13,068	(183,243)	337,193	222,333	90,333	7,192	114,074	587,882
Net loan servicing fees (1)	-	1,049,733	-	1,049,733	-	8,790	(547)	-	(148,227)	909,749
Net insurance premiums earned	-	-	-	-	-	-	1,523,534	-	-	1,523,534
Other revenue (2)	164,644	111,270	338,034	613,948	160,007	28,431	77,864	113,055	(387,756)	605,549
Total revenues	2,760,628	588,872	351,102	3,700,602	474,997	448,297	1,691,184	120,247	(373,890)	6,061,437
Expenses	3,945,708	1,030,005	241,972	5,217,685	743,749	433,340	1,090,642	92,745	(206,450)	7,371,711

(Loss) earnings before income taxes	$(1,185,080)	$(441,133)	$109,130	$(1,517,083)	$(268,752)	$14,957	$600,542	$27,502	$(167,440)	$(1,310,274)

	Year Ended December 31, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$4,897,771	$2,630	$-	$4,900,401	$-	$717,007	$-	$-	$64,439	$5,681,847
Net interest income after provision for loan losses	511,355	182,451	9,509	703,315	1,706,957	210,544	55,248	3,670	8,780	2,688,514
Net loan servicing fees (1)	-	1,323,248	-	1,323,248	529	5,664	(1,949)	12,034	(38,871)	1,300,655
Net insurance premiums earned	-	-	-	-	-	-	1,171,433	-	-	1,171,433
Other revenue (2)	239,652	38,468	295,505	573,625	164,110	59,938	68,399	77,882	(369,275)	574,679
Total revenues	5,648,778	1,546,797	305,014	7,500,589	1,871,596	993,153	1,293,131	93,586	(334,927)	11,417,128
Expenses	4,337,883	886,776	213,531	5,438,190	491,212	439,653	972,998	64,944	(324,004)	7,082,993
Earnings (loss) before income taxes	$1,310,895	$660,021	$91,483	$2,062,399	$1,380,384	$553,500	$320,133	$28,642	$(10,923)	$4,334,135

(1)   Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)   Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(more)

18-18-18

COUNTRYWIDE FINANCIAL CORPORATION

LOAN PRODUCTION SECTOR

GAIN (LOSS) ON SALE

(Unaudited)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(dollar amounts in thousands)	2007	2007	2006	2007	2006

Prime
Production	$59,976,000	$80,766,000	$98,603,000	$345,795,000	$344,370,000
Loans sold	$63,711,754	$82,579,732	$93,620,258	$348,596,203	$333,628,014
Gain on sale	$633,737	$223,519	$866,066	$2,794,813	$3,583,316
Gain on sale as % of loans sold	0.99%	0.27%	0.93%	0.80%	1.07%

Subprime
Production	$65,000	$3,177,000	$9,146,000	$15,811,000	$36,752,000
Loans sold	$359,875	$673,626	$8,723,236	$14,087,624	$38,293,998
(Loss) gain on sale	$(260,206)	$(158,586)	$210,639	$(269,536)	$703,686
(Loss) gain on sale as % of loans sold	N/M	N/M	2.41%	N/M	1.84%

Home Equity
Production	$1,114,000	$6,408,000	$9,996,000	$23,535,000	$39,962,000

Initial sale
Loans sold	$-	$586,183	$6,811,487	$9,371,417	$26,812,059
(Loss) gain on sale	$(60,373)	$(518,230)	$151,907	$(389,990)	$459,158
(Loss) gain on sale as % of loans sold	N/M	N/M	2.23%	N/M	1.71%

Subsequent draws
Loans sold	$790,407	$1,006,072	$1,105,465	$3,881,972	$4,301,326
Gain on sale	$19,284	$15,155	$34,748	$84,877	$151,611
Gain on sale as % of loans sold	2.44%	1.51%	3.14%	2.19%	3.52%

Total production	$61,155,000	$90,351,000	$117,745,000	$385,141,000	$421,084,000
Total loans sold	$64,862,036	$84,845,613	$110,260,446	$375,937,216	$403,035,397
Total gain (loss) on sale	$332,442	$(438,142)	$1,263,360	$2,220,164	$4,897,771
Total gain (loss) as % of loans sold	0.51%	(0.52%)	1.15%	0.59%	1.22%
Total gain (loss) as % of loans produced	0.54%	(0.48%)	1.07%	0.58%	1.16%

(more)

19-19-19

COUNTRYWIDE FINANCIAL CORPORATION

LOAN SERVICING SECTOR

SERVICING PORTFOLIO DELINQUENCIES

(Unaudited)

	Quarters Ended
	December 31, 2007		September 30, 2007		December 31, 2006
Servicing Portfolio Delinquencies (1)	Total	90+ day	Total	90+ day	Total	90+ day

Conventional 1st liens	5.76%	2.28%	4.41%	1.44%	3.05%	0.71%
Government 1st liens	14.38%	5.27%	13.50%	4.72%	14.01%	4.81%
Prime home equity loans (including FRS)	7.32%	3.61%	5.76%	2.70%	3.59%	1.36%
Subprime loans	33.64%	17.25%	29.08%	12.63%	21.22%	7.34%
Total servicing portfolio	8.64%	3.78%	7.12%	2.67%	5.30%	1.55%

(1)          Delinquencies are based on outstanding loan balances and include loans in foreclosure and are calculated using the MBA method.  Using the OTS method, total delinquency ratios would have been 5.32% at December 31, 2007; 4.01% at September 30, 2007; and 2.55% at December 31, 2006.  In the OTS method, a loan increases its delinquency status if a monthly payment is not received by the loan’s due date in the following month.  In the MBA method, a loan increases its delinquency status if a monthly payment is not received by the end of the day immediately preceding the loan’s next due date.

(more)

20-20-20

COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

KEY STATISTICS AND CREDIT PERFORMANCE TRENDS

(Unaudited)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(dollar amounts in thousands)	2007	2007	2006	2007	2006

Banking Operations Key Operating Statistics
Securities portfolio	$17,730,604	$18,273,012	$6,208,477
Total equity	$8,357,966	$6,375,175	$6,338,382
After-tax return on average assets	(0.52%)	(1.12%)	1.05%	(0.12%)	1.05%
After-tax return on average equity	(7.5%)	(18.6%)	15.0%	(1.9%)	15.4%

	90+ Day Delinquencies
	Banking Operations Loans Held for Investment
	December 31,	September 30,	December 31,
(dollar amounts in millions)	2007	2007	2006
Pay-Option	5.7%	3.2%	0.6%
Other First Lien	2.1%	1.2%	0.8%
Prime Home Equity	1.6%	0.9%	0.7%
Subprime(1)	0.0%	0.0%	0.0%
Total	3.0%	1.7%	0.7%

	Charge-Offs/Losses (2) (3)
	Banking Operations Loans Held for Investment
	December 31,	September 30,	December 31,
(dollar amounts in millions)	2007	2007	2006
Pay-Option	$(35)	$(22)	$(1)
Other First Lien	(15)	(4)	(1)
Prime Home Equity	(142)	(100)	(11)
Subprime(1)	-	-	-
Total	$(192)	$(126)	$(14)

(1)   Includes Alt-A residual.

(2)   Charge-offs in Banking Operations generally occur at 180 days of delinquency.

(3)   Amounts may not total due to rounding.

(more)

21-21-21

COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

CREDIT QUALITY

(Unaudited)

	December 31,			September 30,		December 31,
(dollar amounts in thousands)	2007			2007		2006

			% assets		% assets		% assets
Non-performing residential loans:
With third party credit enhancement (1)	$1,272,116		1.12%	$627,165	0.60%	$109,218	0.13%
Without third party credit enhancement	1,611,951		1.43%	805,336	0.76%	409,865	0.50%
Total non-performing loans	2,884,067	(2)	2.55%	1,432,501	1.36%	519,083	0.63%

Foreclosed real estate	394,859		0.35%	304,386	0.29%	27,416	0.03%

Total non-performing assets	$3,278,926		2.90%	$1,736,887	1.65%	$546,499	0.66%

Allowances for credit losses
Allowances for loan losses	$1,585,444			$1,106,300		$228,692
Liability for unfunded loan commitments	37,516			20,640		8,104
	$1,622,960			$1,126,940		$236,796

Allowances for credit losses as a percentage of:
Total non-performing loans			56.27%		78.67%		45.62%
Total non-performing loans without third party credit enhancements			100.68%		139.93%		57.77%
Total loans held for investment			1.85%		1.40%		0.32%

	Quarters Ended						Years Ended
	December 31, 2007		September 30, 2007		December 31, 2006		December 31, 2007		December 31, 2006
		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans
Net charge-offs:	$191,818	0.93%	$126,496	0.72%	$13,585	0.07%	$460,438	0.63%	$33,718	0.05%

(1)      Third party credit enhancements include borrower-paid mortgage insurance and pool mortgage insurance acquired by the Banking Operations.

(2)      Includes $278.5 million of recently modified loans which were not delinquent as of the date of modification but which were required to be accounted for as troubled debt restructurings as of December 31, 2007.

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22-22-22

COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

AVERAGE BALANCE SHEET AND LOAN QUALITY

(Unaudited)

	Quarters Ended
Average Balance Sheet	December 31, 2007			September 30, 2007			December 31, 2006
(dollar amounts in thousands)	Average Balance	Interest Income/ Expense	Annualized Yield/Rate	Average Balance	Interest Income/ Expense	Annualized Yield/Rate	Average Balance	Interest Income/ Expense	Annualized Yield/Rate
Interest-earning assets
Home loans
Pay-option ARMs	$28,115,759	$474,255	6.75%	$27,811,588	$488,717	7.03%	$34,894,570	$628,112	7.20%
Hybrid & other 1st liens	20,750,006	308,879	5.95%	17,033,088	242,801	5.70%	19,773,771	273,517	5.53%
Home equity loans	33,054,628	689,559	8.32%	24,700,135	510,484	8.24%	19,325,861	404,556	8.33%
Commercial real estate loans	520,491	7,921	6.04%	312,989	5,599	7.10%	312,775	3,360	4.30%
Investment securities	18,369,743	266,249	5.80%	18,637,920	259,905	5.58%	5,473,102	61,456	4.49%
Other assets	4,345,516	61,250	5.59%	3,452,265	50,129	5.76%	1,600,461	25,676	5.88%
Total interest-earning assets	$105,156,143	$1,808,113	6.87%	$91,947,985	$1,557,635	6.77%	$81,380,540	$1,396,677	6.84%

Interest-bearing liabilities
Money market & savings deposits	$15,326,681	$171,842	4.45%	$15,530,928	$198,920	5.08%	$9,479,408	$125,687	5.26%
Company-controlled custodial deposit accounts	14,354,288	164,645	4.55%	16,101,203	211,249	5.21%	17,235,087	224,964	5.18%
Time deposits (CDs)	31,209,068	410,110	5.21%	26,129,050	332,877	5.05%	30,317,593	383,017	5.01%
Borrowings	34,948,817	434,036	4.93%	25,278,928	284,641	4.47%	17,158,318	182,752	4.23%
Total interest-bearing liabilities	$95,838,854	$1,180,633	4.89%	$83,040,109	$1,027,687	4.91%	$74,190,406	$916,420	4.90%

Net interest spread			1.98%			1.86%			1.94%
Net interest margin			2.41%			2.33%			2.38%

Average Balance Sheet	Year Ended December 31, 2007						Year Ended December 31, 2006
(dollar amounts in thousands)	Average Balance	Interest Income/ Expense	Annualized Yield/Rate				Average Balance	Interest Income/ Expense	Annualized Yield/Rate
Interest-earning assets
Home loans
Pay-option ARMs	$29,496,981	$2,094,083	7.10%				$33,157,106	$2,210,070	6.67%
Hybrid & other 1st liens	18,481,430	1,051,201	5.69%				21,286,201	1,145,354	5.38%
Home equity loans	24,468,005	2,022,335	8.27%				17,424,042	1,431,913	8.22%
Commercial real estate loans	245,853	16,053	6.53%				78,195	3,360	4.30%
Investment securities	14,832,808	833,237	5.62%				5,838,757	282,459	4.84%
Other assets	2,729,822	156,491	5.73%				1,964,032	109,304	5.57%
Total interest-earning assets	$90,254,899	$6,173,400	6.84%				$79,748,333	$5,182,460	6.50%

Interest-bearing liabilities
Money market & savings deposits	$14,166,563	$709,886	5.01%				$6,755,339	$334,134	4.95%
Company-controlled custodial deposit accounts	15,685,364	791,273	5.04%				15,790,741	775,484	4.91%
Time deposits (CDs)	28,398,247	1,458,019	5.13%				27,308,975	1,277,143	4.68%
Borrowings	23,935,646	1,096,715	4.58%				23,268,150	999,702	4.30%
Total interest-bearing liabilities	$82,185,820	$4,055,893	4.94%				$73,123,205	$3,386,463	4.63%

Net interest spread			1.90%						1.87%
Net interest margin			2.35%						2.25%

Loan Quality (1)	December 31, 2007			September 30, 2007			December 31, 2006
	LTV	CLTV	FICO	LTV	CLTV	FICO	LTV	CLTV	FICO
Pay-option ARMs	76%	79%	716	76%	79%	716	75%	78%	718
Hybrid & other 1st liens	74%	78%	728	74%	79%	732	74%	79%	733
Home equity loans	20%	83%	729	20%	83%	728	20%	80%	731

(1)   At time of origination; LTV=loan-to-value ratio; CLTV=combined LTV, which included second mortgages at time of origination; FICO is a commonly used credit scoring measure

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23-23-23

COUNTRYWIDE FINANCIAL CORPORATION

CAPITAL MARKETS SEGMENT

RESULTS OF OPERATIONS AND SECURITIES TRADING VOLUME

(Unaudited)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2007	2007	2006	2007	2006

Revenues
Conduit	$136,764	$(239,355)	$46,663	$58,877	$394,629
Commercial real estate	32,900	48,074	33,735	168,937	104,014
Brokering	12,326	13,421	10,825	53,077	37,260
Underwriting	9,655	(32,211)	72,686	81,284	294,583
Securities trading	(5,524)	(25,149)	29,457	51,332	113,779
Other	6,976	(14,993)	20,995	34,790	48,888
Total revenues	193,097	(250,213)	214,361	448,297	993,153

Expenses
Operating expenses	(70,962)	(88,674)	(106,823)	(409,603)	(410,189)
Allocated corporate expenses	(4,494)	(5,515)	(8,300)	(23,737)	(29,464)
Total expenses	(75,456)	(94,189)	(115,123)	(433,340)	(439,653)

Total Capital Markets segment pre-tax earnings (loss)	$117,641	$(344,402)	$99,238	$14,957	$553,500

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2007	2007	2006	2007	2006

Securities Trading Volume: (1)
Mortgage-backed securities	$575,210	$604,249	$551,615	$2,424,191	$2,190,008
U.S. Treasury securities	272,536	415,570	361,346	1,418,822	1,326,681
Asset-backed securities	2,915	7,224	36,047	65,580	161,434
Other	17,983	29,598	38,291	124,378	154,777
Total securities trading volume	$868,644	$1,056,641	$987,299	$4,032,971	$3,832,900

(1)  Includes trades with Mortgage Banking Segment.

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24-24-24

COUNTRYWIDE FINANCIAL CORPORATION

INSURANCE SEGMENT

KEY STATISTICS

(Unaudited)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(dollar amounts in thousands)	2007	2007	2006	2007	2006

Balboa Life & Casualty:
Lender-placed net premiums earned	$261,992	$213,788	$148,078	$826,307	$538,655
Voluntary net premiums earned	$99,196	$102,120	$98,576	$408,656	$409,165
Loss ratio	41%	41%	44%	43%	44%
Combined ratio	72%	75%	82%	77%	83%

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2007	2006

Balboa Reinsurance:
(in thousands)
Reinsurance net earned premiums	$85,864	$74,013	$59,986	$288,571	$223,613

(in billions)
Period end:
Loans in CFC servicing portfolio covered by Balboa Reinsurance	$122	$109	$90

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25-25-25

COUNTRYWIDE FINANCIAL CORPORATION

HIGHLY RELIABLE SOURCES OF LIQUIDITY AVAILABLE

(Unaudited)

(dollar amounts in billions)	At December 31, 2007
		Maximum		Amount	Excess
		Borrowing		Undrawn on	Borrowing
Facility(1)	Reliability(2)	Capacity	Outstanding	Facility	Capacity(3)

Countrywide Financial Corporation
Unsecured commercial paper	Market Disrupted	$-	$-	$-	$-
Committed bank lines	High	11.5	11.5	-	-
Cash and cash equivalents(4)	High	-	-	-	0.8
Countrywide Home Loans
Multi-seller Gestation Conduit	High	5.0	2.0	3.0	-
Park Monaco(5)	High	3.4	1.5	1.9	-
Total Extendible ABCP (3rd Party support)	Market Disrupted	-	-	-	-
Committed whole-loan / securities repo	High	1.5	0.7	0.8	-
Uncommitted whole-loan / securities repo	High	0.7	0.7	-	-
Agency repo	High	3.5	0.1	3.4	-
Cash and cash equivalents(4)	High	-	-	-	5.1
Total CFC and CHL		25.6	16.5	9.1	5.9
Countrywide Bank
FHLB advances	High	53.3	47.7	5.6	5.6
Whole-loan collateral pledged to highly reliable counterparties	High	3.1	-	3.1	3.1
Committed whole-loan / securities repo	High	6.0	-	6.0	0.4
Committed AAA Securities Repo	High	2.5	-	2.5	1.5
Park Monaco(5)	High	7.0	-	7.0	7.0
Agency repo	High	4.5	4.5	-	-
Cash and cash equivalents(4)	High	-	-	-	11.2
Total Bank		76.4	52.2	24.2	28.8
Countrywide Securities Corporation
Uncommitted treasury & agency collateral financing agreements	High	51.0	17.9	33.1	-
Committed AAA securities repo	High	2.5	-	2.5	2.5
Cash and cash equivalents(4)	High	-	-	-	0.1
Total Countrywide Securities Corporation		53.5	17.9	35.6	2.6
Total highly reliable short-term liquidity		$155.5	$86.6	$68.9	$37.3

(1)  The information in this table is subject to risks and uncertainties detailed in our periodic filings with the SEC on Forms 10-K and 10-Q.

(2)  We identify facilities’ reliability as high when the facility is provided by a government-sponsored enterprise or is contractually committed to us and we have paid a commitment fee in exchange for the commitment.

(3)  Excess borrowing capacity based upon availability of eligible collateral at December 31, 2007.

(4)  Cash equivalents includes federal funds sold and other short-term investments.

(5)  Availability of Park Monaco dependent on maintenance of investment grade ratings.